Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS THIRD QUARTER 2018 RESULTS

7.5 Percent Increase to Quarterly Dividend

$141 Million of Development Starts

27.9 Percent Growth in Rents on Leasing Activity

Earnings Guidance Increased

(INDIANAPOLIS, October 24, 2018) – Duke Realty Corporation (NYSE: DRE), the largest domestic only, logistics REIT today reported results for the third quarter 2018.

Jim Connor, Chairman and Chief Executive Officer said, “We have completed a strong quarter of earnings growth, as our leasing results throughout the year have driven an increase to Core FFO per share of 6.1 percent compared to the second quarter of 2018 and 16.7 percent compared to the third quarter of 2017. We are also pleased to announce an increase to our quarterly dividend from $0.20 per share to $0.215 per share. This 7.5 percent increase to our quarterly dividend is based on our expectations of continued earnings growth allowing us to continue coverage of our ongoing dividends in the range of 65 to 75 percent of AFFO.

Operational performance was also outstanding, as we generated growth in same-property net operating income of 6.3 percent for the quarter over the third quarter of 2017, which was the result of both continued rental rate growth and increased occupancy. New and renewal leases executed during the quarter will result in rent growth of 11.2 percent on a cash basis and 27.9 percent growth in annualized net effective rents.”

Mark Denien, Executive Vice President and Chief Financial Officer, stated, “We utilized a portion of the proceeds from the $450 million unsecured note issuance that we executed in September to repay two secured loans totaling $224 million. These transactions resulted in a reduction to our cost of borrowing and effectively eliminated secured debt as a meaningful component of our financing structure. Additionally, we do not have any significant debt maturities until 2021.

Duke Realty Reports Third Quarter 2018 Results

October 24, 2018

We finished the quarter with $133 million of available cash, $128 million of cash held in escrow for future 1031 exchanges and $277 million of interest bearing notes receivable that will mature at various times through January 2020. These sources of liquidity will fund near term growth in our development pipeline.”

Quarterly Highlights

•

A complete reconciliation, in dollars and per share amounts, of net income to funds from operations (“FFO”), as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release.

•

Net income was $0.15 per diluted share for the third quarter of 2018, compared to $0.46 per diluted share for the third quarter of 2017. The decrease to net income per diluted share was due to significant gains recognized from the sale of medical office and suburban office properties during the third quarter of 2017.

•

FFO, as defined by NAREIT, was $0.36 per diluted share for the third quarter of 2018, compared to $0.26 per diluted share for the third quarter of 2017. FFO per diluted share, as defined by NAREIT, increased due to increased investments in new industrial properties, overall improved operations and the recognition of $17 million of losses on debt extinguishment during the third quarter of 2017.

•

Core FFO was $0.35 per diluted share for the third quarter of 2018, compared to $0.30 per diluted share for the third quarter of 2017. With the exception of the losses on debt extinguishment during the third quarter of 2017, the increase in Core FFO per diluted share was driven by the same factors as the increase in FFO per diluted share, as defined by NAREIT.

•	Operating performance within the company’s industrial portfolio included:

–	Total stabilized occupancy at September 30, 2018 of 97.9 percent compared to 98.2 percent at June 30, 2018 and 98.0 percent at September 30, 2017

Duke Realty Reports Third Quarter 2018 Results

October 24, 2018

–	Total in-service occupancy at September 30, 2018 of 96.8 percent compared to 97.4 percent at June 30, 2018 and 95.7 percent at September 30, 2017

–	Total occupancy, including properties under development, of 93.7 percent at September 30, 2018 compared to 94.0 percent at June 30, 2018 and 93.2 percent at September 30, 2017

–	Tenant retention of 82.7 percent

–	Same-property net operating income growth of 6.3 percent and 4.6 percent for the three and nine-month periods ended September 30, 2018 compared to the same periods in 2017

–	Total leasing activity of 5.2 million square feet for the quarter

–	Overall cash and annualized net effective rent growth on new and renewal leases of 11.2 percent and 27.9 percent, respectively, for the quarter

•	Successful execution of capital transactions in the third quarter included:

–	Issued $450 million of unsecured notes, maturing in September 2028, at an effective rate of 4.1 percent

–	Repaid two secured loans, totaling $224 million, that bore interest at an average effective rate of 7.6 percent

–	Issued 990,400 common shares under our ATM program, at an average issuance price of $29.24 per share, for total net proceeds of $28 million

–	Started six new development projects with expected costs of $141 million

Real Estate Investment Activity

Mr. Connor further stated, “We started $141 million of developments during the quarter, totaling 2.0 million square feet, which were 51 percent pre-leased. Our development pipeline at September 30, 2018 was 52 percent leased and consisted of 25 properties totaling 10.6 million square feet, with expected costs of $854 million. A significant portion of the unleased space in these new development properties is located in Tier One markets where we expect future lease up efforts to result in significant ongoing net operating income and rent growth potential outside of our same property population.”

Duke Realty Reports Third Quarter 2018 Results

October 24, 2018

Development

The third quarter included the following development activity:

Consolidated Properties

•

During the quarter, the company started $108 million of consolidated development projects totaling 1.4 million square feet, which were 75 percent pre-leased in total. These development projects included a 340,000 square foot development in Southern California that was started on a speculative basis and then fully leased; a 618,000 square foot build-to-suit development in Cincinnati; and a 338,000 square foot speculative development in Houston.

•	Six projects totaling 3.4 million square feet, which were 69 percent leased in total, were placed in service during the quarter.

Unconsolidated Joint Venture Properties

•	During the quarter, a 50 percent-owned joint venture started two speculative developments in Indianapolis totaling 645,000 square feet.

•	A 400,000 square foot logistics project in Indianapolis, which was 100 percent leased, was placed in service during the quarter by a 50 percent-owned joint venture.

Building Dispositions

Building dispositions totaled $9 million in the third quarter, with the only building sale being a property in Indianapolis, IN, totaling 284,000 square feet, which was sold from a 50 percent-owned joint venture.

Distributions Declared

The company’s board of directors declared a quarterly cash distribution on its common stock of $0.215 per share, or $0.86 per share on an annualized basis. The third quarter dividend will be payable on November 30, 2018 to shareholders of record on November 15, 2018.

Revisions to 2018 Guidance

A reconciliation of the company’s guidance for diluted net income per common share to FFO, as defined by NAREIT, and to Core FFO, is included in the financial tables to this release. The company revised its guidance for net income to a range of $1.02 to $1.10 per diluted share from its previous guidance of $0.97 to $1.12 per diluted share. The company revised its guidance for FFO, as defined by NAREIT, to a range of $1.33 to $1.39 per diluted share from its previous guidance of $1.29 to $1.37.

Duke Realty Reports Third Quarter 2018 Results

October 24, 2018

Commenting on the revision to the company’s 2018 guidance, Mr. Connor stated, “As we near the end of 2018 and our leasing and rental growth results have continued to come in at the higher end of our estimates, we have increased and narrowed our guidance for Core FFO to a range of $1.31 to $1.35 per diluted share from the previous range of $1.29 to $1.35 per diluted share. For these same reasons, we have also increased our guidance for growth in same-property net operating income to a range of 4.2 percent to 4.8 percent from the previous range of 3.5 percent to 4.5 percent.”

A summary of further guidance changes is as follows:

•	The guidance for growth in AFFO, on a share adjusted basis, was narrowed to a range of 5.5 percent to 9.1 percent from the previous range of 4.5 percent to 10.0 percent.

•	The estimate for building dispositions was increased to a range of $500 million to $600 million from the previous range of $470 million to $600 million.

•	The estimate for building acquisitions was narrowed to a range of $200 million to $300 million from the previous range of $100 million to $400 million.

•	The estimate for earnings from service operations was increased to a range of $5 million to $7 million from the previous range of $2 million to $5 million.

An updated version of the company’s 2018 guidance will be available by 6:00 p.m. Eastern Time today through the Investor Relations section of the company’s website.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets; plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by generally accepted accounting principles (“GAAP”). The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including the company’s ability to make cash distributions to shareholders.

Duke Realty Reports Third Quarter 2018 Results

October 24, 2018

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefits related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as “other income tax items”), gains (losses) on debt transactions, gains (losses) on and related costs of acquisitions, gains on sale of merchant buildings, gains (losses) from involuntary conversion related to weather events or natural disasters, promote income and severance charges related to major overhead restructuring activities. Although the company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

AFFO: AFFO is a supplemental performance measure defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same-Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company’s ownership percentage.

Duke Realty Reports Third Quarter 2018 Results

October 24, 2018

A reconciliation of net income from continuing operations to same property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company’s same-property net operating income measure is included on page 17 of its September 30, 2018 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 152 million rentable square feet of industrial assets in 20 major logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Third Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, October 25, 2018, at 3:00 p.m. ET to discuss its third quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s website.

A copy of the company’s supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company’s website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments; (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2017. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

Duke Realty Reports Third Quarter 2018 Results

October 24, 2018

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:

Ron Hubbard

317.808.6060

Media:

Helen McCarthy

317.708.8010

Duke Realty Corporation and Subsidiaries

Consolidated Statement of Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Rental and related revenue	$196,912	$169,611	$582,461	$507,123
General contractor and service fee revenue	34,986	25,217	94,552	58,192

	231,898	194,828	677,013	565,315

Expenses:
Rental expenses	17,704	16,224	54,869	46,967
Real estate taxes	31,515	28,157	93,857	81,569
General contractor and other services expenses	33,730	24,079	89,392	54,077
Depreciation and amortization	78,855	67,992	232,216	197,028

	161,804	136,452	470,334	379,641

Other operating activities:
Equity in earnings of unconsolidated joint ventures	5,552	1,841	15,521	58,523
Promote income	—	—	—	20,007
Gain on sale of properties	(107)	21,952	194,741	93,339
Gain on land sales	3,915	5,665	7,221	8,449
Other operating expenses	(668)	(770)	(2,591)	(2,226)
Impairment charges	—	(3,622)	—	(4,481)
General and administrative expenses	(8,959)	(10,075)	(43,441)	(41,165)

	(267)	14,991	171,451	132,446

Operating income	69,827	73,367	378,130	318,120

Other income (expenses):
Interest and other income, net	4,129	6,404	13,319	9,197
Interest expense	(21,462)	(20,835)	(62,137)	(65,401)
Loss on debt extinguishment	(89)	(16,568)	(240)	(26,104)

Income from continuing operations, before income taxes	52,405	42,368	329,072	235,812
Income tax benefit (expense)	897	(359)	(9,495)	(7,918)

Income from continuing operations	53,302	42,009	319,577	227,894
Discontinued operations:
Income before gain on sales and income taxes	85	2,563	108	17,747
Gain on sale of depreciable properties	136	120,179	3,157	1,229,270
Income tax benefit (expense)	—	876	—	(10,736)

Income from discontinued operations	221	123,618	3,265	1,236,281
Net income	53,523	165,627	322,842	1,464,175
Net income attributable to noncontrolling interests	(498)	(358)	(3,009)	(18,163)

Net income attributable to common shareholders	$53,025	$165,269	$319,833	$1,446,012

Basic net income per common share:
Continuing operations attributable to common shareholders	$0.15	$0.12	$0.88	$0.63
Discontinued operations attributable to common shareholders	—	0.34	0.01	3.43

Total	$0.15	$0.46	$0.89	$4.06

Diluted net income per common share:
Continuing operations attributable to common shareholders	$0.15	$0.12	$0.88	$0.63
Discontinued operations attributable to common shareholders	—	0.34	0.01	3.40

Total	$0.15	$0.46	$0.89	$4.03

Duke Realty Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited and in thousands)

	September 30, 2018	December 31, 2017
Assets
Real estate investments:
Real estate assets	$6,943,629	$6,593,567
Construction in progress	515,324	401,407
Investments in and advances to unconsolidated joint ventures	107,811	126,487
Undeveloped land	314,075	226,987

	7,880,839	7,348,448
Accumulated depreciation	(1,294,370)	(1,193,905)

Net real estate investments	6,586,469	6,154,543

Real estate investments and other assets held-for-sale	53,653	17,550
Cash and cash equivalents	133,405	67,562
Accounts receivable, net	19,494	19,427
Straight-line rents receivable, net	102,480	93,005
Receivables on construction contracts, including retentions	33,699	13,480
Deferred leasing and other costs, net	305,143	292,682
Restricted cash held in escrow for like-kind exchange	127,597	116,405
Notes receivable from property sales	276,744	426,657
Other escrow deposits and other assets	186,126	186,885

	$7,824,810	$7,388,196

Liabilities and Equity
Indebtedness:
Secured debt, net of deferred financing costs	$80,716	$311,349
Unsecured debt, net of deferred financing costs	2,553,460	2,111,542

	2,634,176	2,422,891
Liabilities related to real estate investments held-for-sale	606	1,163
Construction payables and amounts due subcontractors, including retentions	100,323	54,545
Accrued real estate taxes	89,671	67,374
Accrued interest	27,463	17,911
Other liabilities	208,874	210,825
Tenant security deposits and prepaid rents	38,773	39,109

Total liabilities	3,099,886	2,813,818

Shareholders’ equity:
Common shares	3,583	3,564
Additional paid-in-capital	5,240,495	5,205,316
Distributions in excess of net income	(571,617)	(676,036)

Total shareholders’ equity	4,672,461	4,532,844
Noncontrolling interests	52,463	41,534

Total equity	4,724,924	4,574,378

	$7,824,810	$7,388,196

Duke Realty Corporation and Subsidiaries

Summary of EPS, FFO and AFFO

Three Months Ended September 30,

(Unaudited and in thousands, except per share amounts)

	2018			2017
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	$53,025			$165,269
Less dividends on participating securities	(394)			(444)

Net income per common share-basic	52,631	357,898	$0.15	164,825	355,905	$0.46
Add back:
Noncontrolling interest in earnings of unitholders	495	3,302		1,535	3,301
Other potentially dilutive securities	—	210		444	2,896

Net income attributable to common shareholders-diluted	$53,126	361,410	$0.15	166,804	362,102	$0.46

Reconciliation to FFO
Net income attributable to common shareholders	$53,025	357,898		$165,269	355,905
Adjustments:
Depreciation and amortization	78,855			68,029
Company share of joint venture depreciation, amortization and other	2,367			2,171
Gains on depreciable property sales - discontinued operations	(136)			(121,348)
Gains on depreciable property sales - continuing operations	107			(21,952)
Income tax benefit triggered by depreciable property sales	(897)			(516)
Gains on depreciable property sales - unconsolidated joint ventures	(2,008)			37
Noncontrolling interest share of adjustments	(718)			677

NAREIT FFO attributable to common shareholders - basic	130,595	357,898	$0.36	92,367	355,905	$0.26
Noncontrolling interest in income of unitholders	495	3,302		1,535	3,301
Noncontrolling interest share of adjustments	718			(677)
Other potentially dilutive securities		2,117			2,896

NAREIT FFO attributable to common shareholders - diluted	$131,808	363,317	$0.36	$93,225	362,102	$0.26
Gains on land sales	(3,915)			(5,665)
Gains on involuntary conversion - unconsolidated joint venture	(1,397)			—
Loss on debt extinguishment	89			16,568
Land impairment charges	—			3,622

Core FFO attributable to common shareholders - diluted	$126,585	363,317	$0.35	$107,750	362,102	$0.30

AFFO
Core FFO - diluted	$126,585	363,317	$0.35	$107,750	362,102	$0.30
Adjustments:
Straight-line rental income and expense	(6,445)			(4,292)
Amortization of above/below market rents and concessions	(593)			1,232
Stock based compensation expense	2,208			1,943
Noncash interest expense	1,443			1,244
Second generation concessions	—			(19)
Second generation tenant improvements	(4,043)			(3,700)
Second generation leasing costs	(4,440)			(4,983)
Building improvements	(1,417)			(5,184)

AFFO - diluted	$113,298	363,317		$93,991	362,102

Duke Realty Corporation and Subsidiaries

Summary of EPS, FFO and AFFO

Nine Months Ended September 30,

(Unaudited and in thousands, except per share amounts)

	2018			2017
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	$319,833			$1,446,012
Less dividends on participating securities	(1,249)			(1,527)

Net income per common share-basic	318,584	357,235	$0.89	1,444,485	355,614	$4.06
Add back:
Noncontrolling interest in earnings of unitholders	3,002	3,350		13,427	3,307
Other potentially dilutive securities	1,249	2,160		1,527	3,026

Net income attributable to common shareholders-diluted	$322,835	362,745	$0.89	$1,459,439	361,947	$4.03

Reconciliation to FFO
Net income attributable to common shareholders	$319,833	357,235		$1,446,012	355,614
Adjustments:
Depreciation and amortization	232,216			222,914
Company share of joint venture depreciation, amortization and other	6,647			7,266
Impairment charges - depreciable property	—			859
Gains on depreciable property sales - discontinued operations	(3,157)			(1,224,422)
Gains on depreciable property sales - continuing operations	(194,741)			(93,339)
Income tax expense triggered by depreciable property sales	9,495			19,142
Gains on depreciable property sales - unconsolidated joint ventures	(8,186)			(50,694)
Noncontrolling interest share of adjustments	(395)			10,307

NAREIT FFO attributable to common shareholders - basic	361,712	357,235	$1.01	338,045	355,614	$0.95
Noncontrolling interest in income of unitholders	3,002	3,350		13,427	3,307
Noncontrolling interest share of adjustments	395			(10,307)
Other potentially dilutive securities		2,160			3,026

NAREIT FFO attributable to common shareholders - diluted	$365,109	362,745	$1.01	$341,165	361,947	$0.94
Gains on land sales	(7,221)			(8,449)
Gains on involuntary conversion - unconsolidated joint venture	(1,397)			—
Loss on debt extinguishment	240			26,104
Gain on non-depreciable property sale - unconsolidated joint ventures	—			(119)
Land impairment charges	—			3,622
Promote income	—			(20,007)
Other income tax items	—			(2,619)

Core FFO attributable to common shareholders - diluted	$356,731	362,745	$0.98	$339,697	361,947	$0.94

AFFO
Core FFO - diluted	$356,731	362,745	$0.98	$339,697	361,947	$0.94
Adjustments:
Straight-line rental income and expense	(17,759)			(12,336)
Amortization of above/below market rents and concessions	(1,598)			1,895
Stock based compensation expense	18,238			16,023
Noncash interest expense	4,244			4,448
Second generation concessions	(135)			(94)
Second generation tenant improvements	(12,194)			(11,197)
Second generation leasing commissions	(16,232)			(15,260)
Building improvements	(3,165)			(8,115)

AFFO - diluted	$328,130	362,745		$315,061	361,947

Duke Realty Corporation and Subsidiaries

Reconciliation of Same Property Net Operating Income Growth

(Unaudited and in thousands)

	Three Months Ended
	September 30, 2018	September 30, 2017
Income from continuing operations before income taxes	$52,405	$42,368
Share of same property NOI from unconsolidated joint ventures	4,063	4,049
Income and expense items not allocated to segments	98,202	85,605
Earnings from service operations	(1,256)	(1,138)
Properties not included and other adjustments	(35,163)	(19,623)

Same property NOI	$118,251	$111,261

Percent Change	6.3%

	Nine Months Ended
	September 30, 2018	September 30, 2017
Income from continuing operations before income taxes	$329,072	$235,812
Share of same property NOI from unconsolidated joint ventures	12,016	11,990
Income and expense items not allocated to segments	113,710	150,064
Earnings from service operations	(5,160)	(4,115)
Properties not included and other adjustments	(100,489)	(59,805)

Same property NOI	$349,149	$333,946

Percent Change	4.6%

Duke Realty Corporation and Subsidiaries
Reconciliation of 2018 FFO Guidance
(Unaudited )
	Pessimistic	Optimistic
Net income attributable to common shareholders - diluted	$1.02	$1.10
Depreciation and gains on sales of depreciated property (including share of joint venture)	0.31	0.29

NAREIT FFO attributable to common shareholders - diluted	$1.33	$1.39
Gains on land sales	(0.02)	(0.03)
Other reconciling items	—	(0.01)

Core FFO attributable to common shareholders - diluted	$1.31	$1.35